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                                  EXHIBIT 99.1

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             PROJECTIONS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2005


                                ($ in Thousands)


                                                                     Pro Forma
                                                                       2005
                                    Pro Forma                          with
                                      2005        Adjustments(1)    Adjustments
                                  ------------    --------------    ------------


         Net Revenue (1)          $    143,925     $      4,029     $    147,954

         Operating Expenses            107,959            1,562          109,521
         Provision for Bad Debt          3,814              107            3,921
                                  ------------     ------------     ------------

         EBITDA (1)               $     32,152     $      2,360     $     34,512


(1) Revenue and EBITDA have been adjusted by $4.0 million and $2.4 million, respectively, to reflect what would have been the full-year impact of contractual price increases in six pre-existing capitation contracts and the execution of three new capitation co


                                                       2005            2005
                                                    Pro Forma        Pro Forma
                                                     Revenue           EBITDA
                                                    Adjustment       Adjustment
                                                    -----------      -----------

New Capitation Contracts                            $     2,663      $     1,296

Increases in Existing Capitation Contracts                1,366            1,064
                                                    -----------      -----------

     Total                                          $     4,029      $     2,360



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